Exhibit 5.1

599 LEXINGTON AVENUE | NEW YORK | NY | 10022-6069

WWW.SHEARMAN.COM | T +1.212.848.4000 | F +1.212.848.7179

[    ], 2017

The Board of Directors

Bear Newco, Inc.

4424 W. Sam Houston Pkwy. North

Houston, TX 77041

Bear Newco, Inc.

Ladies and Gentlemen:

We have acted as counsel to General Electric Company, a New York corporation (“GE”), in connection with the preparation and filing of a Registration Statement on Form S-4 (the “Registration Statement”) by Bear Newco, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance by the Company of up to 434,348,043 shares of its Class A common stock (the “Shares”) pursuant to the Transaction Agreement and Plan of Merger dated as of October 30, 2016 among the Company, GE, Baker Hughes Incorporated (“Baker Hughes”), and Bear MergerSub, Inc. (“Merger Sub”), as amended by that certain Amendment to Transaction Agreement and Plan of Merger dated as of March 27, 2017, among GE, Baker Hughes, the Company, Merger Sub, BHI Newco, Inc. and Bear MergerSub 2, Inc. (as so amended, the “Transaction Agreement”) in connection with the transactions described in the Registration Statement.

In rendering the opinions expressed below, we have reviewed originals or copies of the following documents (the “Documents”):

(1)	The certificate of incorporation and by-laws of the Company, in each case, as amended through the date hereof.

(2)	The Transaction Agreement.

(3)	The Registration Statement and each amendment thereto.

(4)	Originals or copies of such corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinion expressed below.

In our review of the Documents, we have assumed:

(a)	The genuineness of all signatures.

(b)	The authenticity of the originals of the documents submitted to us.

(c)	The conformity to authentic originals of any documents submitted to us as copies.

(d)	As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that, when the Registration Statement relating to the Shares has become effective under the Securities Act and the Shares have been issued and delivered by the Company in accordance with the terms of the Transaction Agreement and as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

ABU DHABI   |   BEIJING   |   BRUSSELS   |   DUBAI   |   FRANKFURT   |   HONG KONG   |   LONDON   |   MENLO PARK   |   MILAN   |   NEW YORK

PARIS   |   ROME   |   SAN FRANCISCO   |   SÃO PAULO   |   SAUDI ARABIA*   |   SHANGHAI   |   SINGAPORE   |   TOKYO   |   TORONTO   |   WASHINGTON, DC

SHEARMAN & STERLING LLP IS A LIMITED LIABILITY PARTNERSHIP ORGANIZED IN THE UNITED STATES UNDER THE LAWS OF THE STATE OF DELAWARE, WHICH LAWS LIMIT THE PERSONAL LIABILITY OF PARTNERS

*  DR. SULTAN ALMASOUD & PARTNERS IN ASSOCIATION WITH SHEARMAN & STERLING LLP

Our opinion is limited to the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinion expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the prospectus included in the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

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